Exhibit 99.1

Journey Medical to Join Russell 2000® and Russell 3000® Indexes

Scottsdale, AZ – June 24, 2025 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or the “Company”, “we”, or “our”), a commercial-stage pharmaceutical company that primarily focuses on selling and marketing U.S. Food and Drug Administration (“FDA”) approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced that the Company will join the small-cap Russell 2000® Index and the broad-market Russell 3000® Index, effective after the close of U.S. equity markets on June 27, 2025, as a result of their 2025 annual Russell Index reconstitution.

“We are very pleased to be included in the Russell 2000® and Russell 3000® Indexes, which we anticipate will increase the company’s visibility with investors and institutions,” said Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer. “The launch of Emrosi™ (40 mg Minocycline Hydrochloride Modified-Release Capsules, 10 mg immediate release and 30 mg extended release), our FDA-approved treatment for inflammatory lesions of rosacea in adults, is off to a strong start, and we are focused on expanding access, growing prescription volume, and publishing additional peer-reviewed data that further supports Emrosi’s clinical value. We believe 2025 could be a transformational year for Journey Medical.”

The broad-market Russell 3000® Index includes the largest 3,000 U.S. public companies by market capitalization. The Russell 2000® Index is a subset of the broader Russell 3000® Index limited to small-cap companies. Both are widely used by investment managers and institutional investors as the basis for index funds and as benchmarks for active investment strategies. Approximately $10.6 trillion in assets are benchmarked against Russell U.S. Indexes. Russell U.S. Indexes are part of FTSE Russell’s suite of index offerings.

For more information on the Russell 2000® and Russell 3000® Indexes and the Russell indexes reconstitution, visit the "Russell Reconstitution" section on the FTSE Russell website: https://www.lseg.com/en/ftse-russell/russell-reconstitution. Information on such website is not a part of this release.

Important Safety Information

Indication: EMROSI™ is indicated for the treatment of inflammatory lesions (papules and pustules) of rosacea in adults. Adverse Events: The most common adverse reaction reported by ≥1% of subjects treated with EMROSI and more frequently than in subjects receiving placebo was dyspepsia. Contraindications: EMROSI should not be taken by patients who have a history of hypersensitivity to any of the tetracyclines. Warnings/Precautions: Cases of anaphylaxis, serious skin reactions (e.g., Stevens-Johnson syndrome), erythema multiforme, and drug rash with eosinophilia and systemic symptoms (DRESS) syndrome have been reported postmarketing with minocycline use in patients with acne. If DRESS syndrome is recognized, discontinue EMROSI immediately. Use during the second and third trimesters of pregnancy, infancy and childhood up to the age of 8 years may cause permanent discoloration of the teeth and reversible inhibition of bone growth. Discontinue EMROSI use if Antibiotic-Associated Colitis occurs. Discontinue EMROSI if liver injury is suspected. Patients experiencing light-headedness, dizziness or vertigo should be cautioned about driving vehicles or operating heavy machinery. Clinical manifestations include headache, blurred vision, diplopia, and vision loss. Discontinue EMROSI immediately if symptoms occur. Symptoms may be manifested by fever, rash, arthralgia, and malaise. Discontinue EMROSI immediately if symptoms occur. Patients should minimize or avoid exposure to natural or artificial sunlight while using EMROSI. Tetracycline-class antibiotics are known to cause hyperpigmentation. EMROSI may induce hyperpigmentation in many organs, including nails, bone, skin, eyes, thyroid, visceral tissue, oral cavity, sclerae and heart valves. Because of the potential for drug-resistant bacteria to develop during the use of EMROSI, use EMROSI only as indicated. If superinfection occurs, discontinue EMROSI and institute appropriate therapy. Perform periodic laboratory evaluations of organ systems, including hematopoietic, renal and hepatic studies. You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

For full prescribing information, please visit www.emrosi.com. Information on such website is not a part of this release.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance on third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of our recently approved product, EmrosiTM, and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com